UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2021

EQUITY COMMONWEALTH
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-9317			04-6558834
(Commission File Number)			(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 2100	Chicago	IL	60606
(Address of Principal Executive Offices)			(Zip Code)
(312) 646-2800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest	EQC	New York Stock Exchange
6.50% Series D Cumulative Convertible Preferred Shares of Beneficial Interest	EQCpD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On August 31, 2021, Equity Commonwealth (“EQC”), a Maryland real estate investment trust, held a special meeting of shareholders (the “EQC Special Meeting”) to consider certain proposals related to the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) dated as of August 15, 2021, by and among EQC, Monmouth Real Estate Investment Corporation (“Monmouth”), a Maryland corporation, and EQC Maple Industrial LLC (f/k/a RS18 LLC) (“Merger Sub”), a Maryland limited liability company and subsidiary of EQC. Pursuant to the Merger Agreement, EQC had agreed to acquire Monmouth in a cash and stock transaction (the “Merger”).

As of August 2, 2021, the record date for the EQC Special Meeting, there were 121,940,355 outstanding common shares of beneficial interest of EQC, $0.01 par value per share (“EQC common shares”). Two proposals were voted upon by EQC common shareholders at the EQC Special Meeting. The proposals are described in the joint proxy statement/prospectus dated July 23, 2021, as amended by the amendment dated August 18, 2021. The voting results for each proposal are set forth below.
Proposal 1: EQC Issuance Proposal

At the EQC Special Meeting, EQC’s common shareholders voted affirmatively to approve the issuance of EQC common shares in connection with the Merger (the “EQC Issuance Proposal”). The EQC Issuance Proposal was approved, with the following vote counts:

Votes For	Votes Against	Abstentions	Broker Non-Votes
107,371,457	191,927	340,905	0

Proposal 2: EQC Adjournment Proposal

At the EQC Special Meeting, EQC’s common shareholders voted affirmatively to approve one or more adjournments of the EQC Special Meeting to another date, time, place, or format, if necessary or appropriate, to solicit additional proxies in favor of the EQC Issuance Proposal (the “EQC Adjournment Proposal”). The EQC Adjournment Proposal was approved, with the following vote counts:

Votes For	Votes Against	Abstentions	Broker Non-Votes
96,527,646	11,023,848	352,795	0

Item 1.02 Termination of a Material Definitive Agreement

The Merger was subject to a number of conditions contained in the Merger Agreement, including approval of the Merger by Monmouth’s common shareholders. On August 31, 2021, a special meeting of Monmouth’s common shareholders (the “Monmouth Special Meeting”) was held in order to vote upon a proposal to approve the Merger. Following the Monmouth Special Meeting, Monmouth notified EQC and publicly announced that Monmouth did not obtain the necessary shareholder votes to approve the Merger.

Following Monmouth’s failure to receive shareholder approval of the Merger, on August 31, 2021, EQC terminated the Merger Agreement pursuant to Section 8.1(b)(iii) thereunder. Several provisions of the Merger Agreement survive termination, including Section 8.3 relating to termination fees and expense reimbursement. In accordance with Section 8.3(f) of the Merger Agreement, EQC is seeking reimbursement from Monmouth for its out-of-pocket expenses, up to $10.0 million.

Item 8.01. Other Events.

On August 31, 2021, EQC issued a press release announcing (i) the results of the EQC Special Meeting, and (ii) the termination of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Regulation FD Disclosures

EQC uses any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. EQC routinely posts important information on its website at www.eqcre.com, including information that may be deemed to be material. EQC encourages investors and others interested in the company to monitor these distribution channels for material disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH
By:	/s/ Orrin S. Shifrin
Name:	Orrin S. Shifrin
Title:	Executive Vice President, General Counsel and
Secretary
Date: September 1, 2021